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                                  EXHIBIT III

                                       TO

                                  SCHEDULE 13G

                                   UNDER THE

                        SECURITIES EXCHANGE ACT OF 1934



American Express Company, 3 World Financial Center, New York, New York disclaims beneficial ownership of the securities referred to in the Schedule 13G to which this exhibit is attached, and the filing of this Schedule 13G shall not be construed as an admission that American Express Company is, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, the beneficial owner of any securities covered by this Schedule 13G.

Pursuant to Rule 13d-1(f)(1) and subject to the preceding disclaimer, American Express Company affirms it is individually eligible to use Schedule 13G and agrees that this Schedule is filed on its behalf, and authorizes the President, any Vice President, the Comptroller, the Secretary, and the General Counsel or any Associate General Counsel, each with power to act singly, of each subsidiary of American Express Company making this filing to sign this statement on behalf of American Express Company.


                                        AMERICAN EXPRESS COMPANY



                                        By: /s/ Stephen P. Norman
                                            ------------------------
                                        Name:   Stephen P. Norman
                                        Title:  Secretary